                                      Exhibit 21

                              SUBSIDIARIES OF REGISTRANT

                     Name of                        State of
                   Subsidiary                     Incorporation
                  -----------                     -------------
            QuesTech Service Company                Virginia
            QuesTech Packaging, Inc.                Virginia
            QuesTech Model Company (inactive)       Virginia
            QuesTech Information Sciences
            Corporation (newly formed)              Virginia

















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